Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 7, 2013

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX HOSTS ANNUAL ANALYST CONFERENCE

ON WEDNESDAY, JANUARY 23

DALLAS, JANUARY 7, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) will host their annual analyst conference on Wednesday, January 23, 2013, from 1:00 p.m. — 3:00 p.m. Central time in Fort Worth. The meeting will be broadcast live via conference call or webcast for those unable to attend.

Crosstex’s senior management team, led by President and Chief Executive Officer Barry E. Davis, will discuss business accomplishments, industry trends and market opportunities. Senior Vice President and Chief Financial Officer Michael J. Garberding will provide a financial update and additional details about 2013 guidance. In addition, key executives including Executive Vice President and Chief Operating Officer William W. Davis, will discuss the Partnership’s operations and growth projects.

The dial-in number to listen to the live broadcast via conference call is 1-888-679-8034. Callers outside the United States should dial 1-617-213-4847. The passcode for all callers is 43141041. Callers are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=P94V7RV7P. Preregistrants will be issued a pin number to use when dialing in to the live broadcast, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live webcast of the conference on the Investors page of Crosstex’s website at www.crosstexenergy.com.

After the conference, a replay can be accessed until April 23, 2013, by dialing 1-888-286-8010 International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 53365576. Interested parties also can visit the Investors page of Crosstex’s website to listen to a replay of the conference.

-more-

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet.

Crosstex Energy, Inc. owns combined general and limited partner interests of approximately 22 percent and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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